EXHIBIT 99.1

Contact:	Barbara Bower
Derek McClain
Trammell Crow Company
(214) 863-3000

FOR IMMEDIATE RELEASE

TRAMMELL CROW COMPANY REPORTS FINANCIAL RESULTS
FOR SECOND QUARTER AND FIRST HALF OF 2006

Global Services Second Quarter Earnings up 22% Over Prior Year

DALLAS, Texas, July 27, 2006 — Trammell Crow Company (NYSE:TCC), one of the world’s largest diversified commercial real estate services companies, today announced its financial results for the quarter and six months ended June 30, 2006.  Second quarter income before income taxes for the Company’s Global Services segment was $20.4 million, up 22% from the second quarter of the prior year.  As expected, the year-to-date loss from the Company’s Development and Investment segment widened, but the Company reiterated its expectation that the segment will finish the year with strong profit growth.

Consolidated Results

The Company’s second quarter 2006 net income was up 6% from the second quarter of the prior year, from $8.3 million to $8.8 million, as the Global Services profit growth was partially offset by the increased year-to-date Development and Investment loss.  The increased Development & Investment loss is attributable to costs associated with the significant increase in project activity, which in turn is expected to drive the segment’s revenue and profit growth.  The Company’s diluted earnings per share for the quarter were

$0.24, up slightly from the $0.23 reported for the second quarter of the prior year.  Consolidated revenues of $242.2 million for the second quarter of 2006 were up 14% from the second quarter of 2005.

Commenting on the reported results, Robert Sulentic, the company’s Chairman and Chief Executive Officer, noted, “The year is progressing much as we expected.  Global Services has performed well year-to-date, with pre-tax income up 39% to $31.1 million.  Our brokerage-related lines of business have been particularly strong.  Combined revenues from corporate advisory services work for user clients and brokerage for investor clients were up 34% year-to-date and over 25% for the second quarter.  We remain encouraged by the full-year prospects for the Development and Investment segment.  While we had little in the way of meaningful project sales in the first half of the year, our “in process” inventory of projects, many of which we expect to generate earnings in the fourth quarter of this year, is strong and growing.”

Global Services

Global Services segment revenues increased 13% from $202.6 million for the second quarter of 2005 to $228.5 million for the second quarter of 2006; segment revenues were up 17% year-to-date.  Quarter-to-quarter revenue growth from corporate advisory services for user customers was 29%, and from brokerage for investor customers was 21%.  Facilities management revenues were up 11% on a quarter-to-quarter basis and up 15% for the corresponding year-to-date periods.  Revenues from user clients (including facilities management, project management and corporate advisory services) were up 15% for the quarter and 24% for the year-to-date.

Commenting on the segment’s performance, Mr. Sulentic noted, “Leasing and sales activity remains robust.  We are pleased to have posted continued double-digit revenue increases in facilities management.  This reflects our success in winning new outsourcing business.  Revenue growth in project management for user clients slowed during the second quarter, as the corresponding quarter of 2005 was a particularly difficult comparison - it had been up over 60% from the second quarter of 2004.  As we have repeatedly noted, we expect outsourcing to drive growth across all of our user services business lines.  Our investment in

Savills, which impacts our profits as a component of the Global Services segment’s income from unconsolidated subsidiaries, has also performed well for the quarter and year-to-date.  Overall for this segment, the combination of strong brokerage activity and continued strong results in outsourcing sales gives us cause for optimism regarding Global Services’ full year results.”

Development & Investment

Development and Investment segment results were consistent with the company’s expectations.  The segment posted a loss before income taxes of $5.9 million for the second quarter of 2006, compared with a pre-tax loss of $3.9 million reported for the second quarter of 2005.

With regard to the outlook for the Development and Investment segment, Mr. Sulentic noted, “Activity levels in our Development and Investment business continue to grow, and we are optimistic regarding the profits we expect to harvest in the fourth quarter of this year and beyond from projects underway.  Our “in process” inventory of $4.8 billion has doubled from its six-year low of $2.4 billion (realized just two years ago, at June 30, 2004), and our “pipeline” inventory — which typically feeds the “in process” inventory in future periods — remains high, at $2.5 billion.  As noted previously, we believe that this segment, with its earnings concentrated in the fourth quarter, will be a strong contributor to this year’s profit growth.”

Balance Sheet Commentary

Borrowings under the Company’s line of credit were substantially unchanged from the beginning of the quarter despite the Company’s increased investment in real estate (consistent with its increased Development and Investment activity levels) and its completion of its previously announced $50 million stock repurchase program.  At June 30, 2006, borrowings under the Company’s $175 million line of credit (and related swing line) totaled approximately $87.5 million, compared with borrowings under the facility of $87.0 million at March 31, 2006. The Company spent $21.1 million on stock repurchases during the second quarter, completing the program at an average price of $33.61 per share.

Outlook

Commenting on the outlook for the remainder of the year, Mr. Sulentic stated, “Our expectations for the year remain unchanged, as we are targeting growth in earnings per share for the full year approaching 20%.”

At 11:00 a.m., Eastern Time, today, Mr. Sulentic and other members of company management will host a Webcast conference call to review the company’s second quarter results.  The call may be accessed via the Investor Relations section of Trammell Crow Company’s Web site at www.trammellcrow.com.  A replay of the call will also be accessible in the same manner through August 3rd.

Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world. The company provides brokerage, project management, building management, and development and investment services to both investors in and users of commercial real estate. In addition to its full service offices located throughout the United States, the company has offices in Canada, Europe, Asia and Latin/South America focused on the delivery of real estate services to user clients. The company delivers brokerage services outside the United States through strategic alliances with leading providers - in Europe and Asia, through Savills, plc, a leading property services company based in the United Kingdom; and in Canada, through JJ Barnicke, a leading Canadian real estate services provider. The company delivers building management, brokerage, and project management services in India through Trammell Crow Meghraj, India’s leading property services company jointly owned by the company and certain international partners.  Trammell Crow Company is traded on the New York Stock Exchange under the ticker symbol “TCC” and is located on the World Wide Web at www.trammellcrow.com.

Certain statements contained in this press release, including without limitation statements containing the words “believe,” “anticipate,” “attainable,” “forecast,” “will,” “may,” “expect(ation),” “envision,” “project,” “budget,” “objective,” “goal,” “target(ing),” “estimate,” “could,” “should,” “would,” “conceivable,” “intend,” “possible,” “prospects,” “foresee”, “look(ing) for,” “look to” and words of similar import, are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other matters include, but are not limited to (i) the ability of the company to retain its major customers and renew its contracts, (ii) the ability of the company to attract new user and investor customers, (iii) the ability of the company to manage fluctuations in net earnings and cash flow which could result from the company’s participation as a principal in real estate investments, (iv) the company’s ability to continue to pursue its growth strategy, (v) the company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (vi) the company’s ability to compete in highly competitive national and local business lines, (vii) the company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management), (viii) the timing of individual transactions, (ix) the ability of the company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale and (x) the ability of the company to compete effectively in the international arena and manage the risks of operating in the international arena (including foreign currency exchange risk).  In addition, the company’s ability to achieve certain anticipated results will be subject to other factors affecting the company’s business that are beyond the company’s control, including but not limited to general economic conditions (including interest rates, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets), the effect of government regulation on the conduct of the company’s business and the threat of terrorism and acts of war.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.  Reference is hereby made to the disclosures contained under in “Item 1A. Risk Factors” of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

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